  As filed with the Securities and Exchange Commission on September 23, 1999

                                                     Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               ----------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                                EMUSIC.COM INC.
            (Exact name of registrant as specified in its charter)

        Delaware                     3652                    94-3290594
(State or jurisdiction of      (Primary Standard          (I.R.S. Employer
    incorporation or              Industrial             Identification No.)
      organization)

                              Classification Code
                                    Number)
                           1991 Broadway, 2nd Floor
                        Redwood City, California 94063
                                (650) 216-0200
         (Address and telephone number of principal executive offices)
                               ----------------
                               Gene Hoffman, Jr.
                     President and Chief Executive Officer
                                EMusic.com Inc.
                           1991 Broadway, 2nd Floor
                        Redwood City, California 94063
                                (650) 216-0200
           (Name, address and telephone number of agent for service)

                                  Copies to:
            Bruce Schaeffer, Esq                   Warren Lazarow, Esq.
             Andrew Zeif, Esq.                     Armando Castro, Esq.
             Craig Malina, Esq.                   Vahe H. Sarrafian, Esq.
      Gray Cary Ware & Freidenrich LLP             Andrew R. Hull, Esq.
            400 Hamilton Avenue               Brobeck, Phleger & Harrison LLP
      Palo Alto, California 94301-1825             Two Embarcadero Place
               (650) 833-2000                         2200 Geng Road
                                                Palo Alto, California 94303
                                                      (650) 424-0160

                               ----------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                               ----------------

  If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

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
 Title of Each Class of                                                  Amount of
    Securities to be       Shares to be  Offering Price   Aggregate     Registration
     Registered(a)          Registered     per Share    Offering Price      Fee
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
Common Stock ($0.001 par
 value)................      310,500         $16.00     $4,968,000(b)      $1,382
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
(a) This Registration Statement covers the sale of shares of common stock, par value $0.001 per share, by the Registrant and includes up to 40,500 shares of common stock which the Underwriters have the right to acquire solely to cover over-allotments, if any.
(b) Based on the actual offering price per share before underwriting discounts and commissions.

                               ----------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                   Incorporation by Reference of Registration
        Statement on Form S-1, Registration Statement File No. 333-83685

  This Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, by EMusic.com Inc. hereby incorporates by reference into this Registration Statement on Form S-1, in its entirety, the Registration Statement on Form S-1, as amended (Registration Statement File No. 333-83685) declared effective on September 23, 1999 by the Securities and Exchange Commission, including each of the documents filed by EMusic with the Commission and incorporated or deemed to be incorporated by reference therein.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, EMusic has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Redwood City, State of California, on the 23rd day of September, 1999.

                                          EMUSIC.COM INC.

                                                   /s/ Gene Hoffman, Jr.
                                          By: _________________________________
                                                     Gene Hoffman, Jr.
                                                  Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and  September 23, 1999
______________________________________  Secretary
            Robert H. Kohn

        /s/ Gene Hoffman, Jr.          President, Chief Executive September 23, 1999
______________________________________  Officer and Director
          Gene Hoffman, Jr.             (Principal Executive
                                        Officer)

                  *                    Executive Vice President   September 23, 1999
______________________________________  and Chief Financial
           Joseph H. Howell             Officer (Principal
                                        Financial and Accounting
                                        Officer)

                  *                    Director                   September 23, 1999
______________________________________
            Ralph Peer, II

                  *                    Director                   September 23, 1999
______________________________________
              Tor Braham

                  *                    Director                   September 23, 1999
______________________________________
            Ed Rosenblatt

        /s/ Gene Hoffman, Jr.
*By: _________________________________
  Gene Hoffman, Jr., Attorney-in-Fact

                               INDEX TO EXHIBITS

 Exhibit
 Number                         Description of Document
 -------                        -----------------------
   5.1   Opinion of Gray Cary Ware & Freidenrich LLP
  23.1   Consent of PricewaterhouseCoopers LLP
  23.2   Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)
  24.1*  Power of Attorney

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 * Incorporated by reference to the Registrant's Registration Statement on Form
   S-1, as amended (Registration Statement File Number 333-83685).